UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

Filed by the Registrant   ☒

Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
P. H. GLATFELTER COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P. H. Glatfelter Company

96 South George Street, Suite 500

York, Pennsylvania 17401

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 7, 2020

The following Notice of Change of Location related to the proxy statement (the “Proxy Statement”) of P. H. Glatfelter Company (the “Company”), dated March 31, 2020, furnished to the shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 7, 2020 at 8:00 a.m. EDT.  This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 23, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 7, 2020

To the shareholders of P. H. Glatfelter Company:

In light of the public health impact of the COVID-19 coronavirus outbreak and for the safety and well-being of our shareholders, directors and employees, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Shareholders of P. H. Glatfelter Company (the “Annual Meeting”) has been changed.  As previously announced, the Annual Meeting will still be held on Thursday, May 7, 2020 at 8:00 a.m., EDT.  However, due to current public health and safety issues resulting from COVID-19, the Annual Meeting will now be held in an audio-only virtual meeting format via the Internet with no physical in-person meeting.  You will not be able to attend the Annual Meeting physically.

As described in the previously-distributed proxy materials, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 17, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker or nominee.  To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/GLT2020 (the “Meeting Website”), you must enter the control number found on your proxy card, voting instruction form or notice you previously received.  You may vote your shares and ask questions during the Annual Meeting by following the instructions available on the Meeting Website.  We encourage you to access the Meeting Website prior to the start time of the Annual Meeting.   Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials.  The proxy card included with the previously-distributed proxy materials will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

Jill L. Urey

Vice President, Deputy General Counsel and Corporate Secretary

April 23, 2020

The Annual Meeting on May 7, 2020 at 8:00 a.m. EDT is available at www.virtualshareholdermeeting.com/GLT2020.  The Company’s proxy statement and

2019 Annual Report are available on our Investor Relations website at www.glatfelter.com/about_us/investor_relations/sec_filings.aspx.